================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 7, 1996

                                   ----------

                  TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      33-90786                13-3818407
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)


                   2500 BOARDWALK
              ATLANTIC CITY, NEW JERSEY                          08401
      ----------------------------------------                ----------
      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (609) 441-6060


                                   ----------


                   TRUMP HOTELS & CASINO RESORTS FUNDING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      33-90786                 13-3818405
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)


                   2500 BOARDWALK
             ATLANTIC CITY, NEW JERSEY                          08401
      ----------------------------------------                ----------
      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (609) 441-6060

================================================================================

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     On October 7, 1996, Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings"), a subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR"), acquired from Donald J. Trump ("Trump") all of the outstanding equity of Trump's Castle Associates, ("Castle Associates"), the owner and operator of Trump's Castle Casino Resort ("Trump's Castle") in Atlantic City, New Jersey (the "Acquisition"). Trump serves as the Chairman of the Board of Directors of THCR and was, prior to the consummation of the Acquisition, the beneficial owner of approximately 29% of the outstanding equity of THCR and 100% of the outstanding equity of Castle Associates.

     Pursuant to the terms of the Agreement, dated as of June 24, 1996, as amended (the "Agreement"), by and among THCR, THCR Holdings, Trump Casinos II, Inc. (formerly known as TC/GP, Inc.) ("TCI-II"), Trump's Castle Hotel & Casino, Inc. ("TCHI") and Trump, the aggregate consideration payable for all of the outstanding equity interests of Castle Associates (assuming, as of the date of the Agreement, a value of $30 per share for the Common Stock of THCR, par value $.01 per share (the "THCR Common Stock")) was $176.9 million, payable in limited partnership interests in THCR Holdings (exchangeable into shares of THCR Common Stock) and cash as set forth below. The consideration represented, as of the date of the Agreement, (A) $525.0 million (the agreed-upon value for the business and operations of Castle Associates) minus (B) $314.0 million (the sum of all the aggregate principal amounts of (i) Castle Associates' capital lease obligations and indebtedness under the loan with Midlantic Bank, N.A., (ii) Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the "Castle PIK Notes") of Trump's Castle Funding, Inc. ("Castle Funding") not held by THCR Holdings,
(iii) 11 1/2% Senior Secured Notes due 2000 of Castle Funding and (iv) 11 3/4% Mortgage Notes due 2003 of Castle Funding outstanding as of the date of the Agreement) minus (C) $40.8 million (the aggregate principal amount of all Castle PIK Notes held by THCR Holdings estimated (on the date of the Agreement) to be outstanding as of the closing date of the Acquisition (the "Closing Date") less the aggregate discount at which Trump could have repurchased the Castle PIK Notes held by THCR Holdings) plus (D) $6.7 million (the estimated (as of the date of the Agreement) excess cash over the operating needs of Castle Associates on the Closing Date).

     As contemplated in the Agreement, on October 7, 1996, the Closing Date, the following transactions were effected:

          (i) Trump contributed to THCR Holdings his 61.5% equity interest in Castle Associates, in consideration of which he received a 9.52854% limited partnership interest in THCR Holdings (the "Trump Consideration"), exchangeable into 3,626,450 shares of THCR Common Stock (valuing each such share at $30.00 (the "THCR Stock Contribution Value"));

          (ii) TCI-II contributed to THCR Holdings its 37.5% equity interest in Castle Associates, in consideration of which it received a 5.81009% limited partnership interest in THCR Holdings (the "TCI-II Consideration"), exchangeable into 2,211,250 shares of THCR Common Stock (valuing each such share at the THCR Stock Contribution Value); and

          (iii) THCR-TCHI Merger Corp., a Delaware corporation and a wholly owned subsidiary of THCR Holdings ("Merger Sub"), merged (the "TCHI Merger") with and into TCHI (holder of a 1% equity interest in Castle Associates) whereupon (x) each share of common stock of TCHI, par value $.01 per share (the "TCHI Common Stock"), outstanding immediately prior to the TCHI Merger was converted into the right to receive $.8845 in cash (the "TCHI Consideration") and each share of common stock of Merger Sub was converted into the right to receive one share of common stock of the surviving corporation of the TCHI Merger and (y) each holder of the outstanding warrants (the "Castle Warrants") issued under the Warrant Agreement, dated as of December 30, 1993, between TCHI and First Bank National Association, as warrant agent, became entitled to receive, for each former share of TCHI Common Stock for which each Castle Warrant was exercisable, an amount in cash equal to the TCHI Consideration (the "Castle Warrant Consideration").

In the aggregate, Trump received (i) a limited partnership interest in THCR Holdings convertible into 5,837,700 shares of THCR Common Stock and (ii) $884,550 in cash. On October 7, 1996, the closing sale price of the THCR Common Stock on the New York Stock Exchange was $22.625 per share.

     In connection with the Acquisition, Castle Associates was designated a limited partnership with THCR Holdings as a 99% limited partner and TCHI, as the surviving corporation of the TCHI Merger, a 1% general partner. The Acquisition was approved by the stockholders of THCR on September 30, 1996.

     As a result of the Acquisition, on October 7, 1996, THCR's and Trump's beneficial equity interest in THCR Holdings was approximately 63.4% and 36.6%, respectively, and Trump's beneficial equity interest in THCR Holdings was exchangeable into 13,918,723 shares of Common Stock.

     The assets acquired by THCR and its subsidiaries in the Acquisition (including equipment and other physical property) relate to the operation of the Trump's Castle as a casino hotel facility and are expected to continue to be used in this manner.

ITEM 5 OTHER EVENTS

     On October 16, 1996, a stockholder of THCR filed a derivative action in the United States District Court, Southern District of New York (96 Civ. 7820) against each member of the Board of Directors of THCR, THCR, THCR Holdings, Castle Associates, Trump Casinos, Inc., TCI-II, TCHI and Salomon Brothers Inc ("Salomon"). The plaintiff claims that the defendants breached their fiduciary duties and engaged in ultra vires acts in connection with the Acquisition and that Salomon was negligent in the issuance of its fairness opinion with respect to the Acquisition. The plaintiff also alleges violations of the federal securities laws for alleged omissions and misrepresentations in THCR's proxies, and that Trump, TCI-II and TCHI breached the Agreement by supplying THCR with untrue information for inclusion in the proxy statement delivered to THCR's stockholders in connection with the Acquisition. The plaintiff seeks removal of the directors of THCR, an injunction, rescission and damages. THCR and the other defendants in the action believe that this suit is without merit and intend to contest vigorously the allegations against them.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of the business acquired

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Trump's Castle Associates and Subsidiary

     Condensed and Consolidated Balance Sheets of Trump's
       Castle Associates and Subsidiary at June 30, 1996
       (unaudited) and December 31, 1995 ..................................    5

     Condensed and Consolidated Statements of Operations
       of Trump's Castle Associates and Subsidiary for the
       six month period ended June 30, 1996 and 1995 (unaudited) ..........    6

     Condensed and Consolidated Statement of Partners'
       Capital (Deficit) of Trump's Castle Associates and
       Subsidiary for the six months ended June 30, 1996 (unaudited) ......    7

     Condensed and Consolidated Statements of Cash Flows
       for Trump's Castle Associates and Subsidiary for the
       six months ended June 30, 1996 and 1995 (unaudited) ................    8

      Notes to Condensed and Consolidated Financial
        Statements (unaudited) ............................................    9

Trump's Castle Associates and Subsidiary

     Report of Independent Public Accountants .............................   11

     Consolidated Balance Sheets of Trump's Castle Associates
       and Subsidiary at December 31, 1995 and 1994 .......................   12

     Consolidated Statements of Operations of Trump's
      Castle Associates and Subsidiary for the years ended
      December 31, 1995, 1994, and 1993 ...................................   13

     Consolidated Statement of Partners' Capital of Trump's
       Castle Associates and Subsidiary for the years ended
       December 31, 1995, 1994, and 1993 ..................................   14

     Consolidated Statements of Cash Flows of Trump's Castle
       Associates and Subsidiary for the years ended
       December 31, 1995, 1994 and 1993 ...................................   15

     Notes to Consolidated Financial Statements ...........................   16

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY

                    CONDENSED AND CONSOLIDATED BALANCE SHEETS

                             (Dollars In Thousands)

                                                         June 30,   December 31,
                                                           1996         1995
                                                         --------    --------
                                                        (unaudited)
                          ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ..........................  $ 17,767    $ 21,038
   Receivables, net ...................................     8,535      10,259
   Due from affiliates, net ...........................       197       1,146
   Inventories ........................................     1,458       1,567
   Other current assets ...............................     2,424       4,961
                                                         --------    --------
      Total current assets ............................    30,381      38,971
                                                         --------    --------
PROPERTY AND EQUIPMENT ................................   319,280     322,115
                                                         --------    --------
OTHER ASSETS ..........................................     9,509       9,495
                                                         --------    --------
      Total assets ....................................  $359,170    $370,581
                                                         ========    ========


      LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES:
   Current maturities--other borrowings ...............  $  3,271    $  2,903
   Accounts payable and accrued expenses ..............    32,180      31,108
   Accrued interest payable ...........................     4,413       4,391
                                                         --------    --------
      Total current liabilities .......................    39,864      38,402
MORTGAGE NOTES, due 2003 ..............................   207,773     206,569
   (Net of unamortized discount of $34,368 and
      $35,572, respectively)
PIK NOTES, due 2005 ...................................    58,514      54,110
   (Net of unamortized discount of $7,637 and
      $7,750, respectively)
OTHER BORROWINGS ......................................    62,410      62,336
OTHER LONG TERM LIABILITIES ...........................     3,728       3,351
                                                         --------    --------
      Total liabilities ...............................   372,289     364,768
                                                         --------    --------
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL (DEFICIT) ...........................   (13,119)      5,813
                                                         --------    --------
      Total liabilities and capital ...................  $359,170    $370,581
                                                         ========    ========


        The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY

               CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (unaudited)
                             (Dollars In Thousands)

                                                         For the Six Months
                                                           Ended June 30,
                                                    ---------------------------
                                                       1996              1995
                                                    ---------         ---------
REVENUES:
 Gaming ....................................        $ 127,173         $ 124,511
 Rooms .....................................            9,005             9,194
 Food and beverage .........................           15,590            12,980
 Other .....................................            3,917             3,834
                                                    ---------         ---------
    Gross Revenues .........................          155,685           150,519
Less--Promotional allowances ...............           18,943            14,363
                                                    ---------         ---------
    Net Revenues ...........................          136,742           136,156


COSTS AND EXPENSES:
 Gaming ....................................           80,198            73,677
 Rooms .....................................              755             1,327
 Food and beverage .........................            5,566             5,973
 General and administrative ................           38,140            35,536
 Depreciation and amortization .............            7,677             7,113
                                                    ---------         ---------
    Total costs and expenses ...............          132,336           123,626
                                                    ---------         ---------
    Income From Operations .................            4,406            12,530

INTEREST INCOME ............................              258               224

INTEREST EXPENSE ...........................          (23,596)          (22,589)
                                                    ---------         ---------
    Net Loss ...............................        ($ 18,932)        ($  9,835)
                                                    =========         =========


        The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
      CONDENSED AND CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

                     For the Six Months Ended June 30, 1996

                                   (unaudited)
                             (Dollars In Thousands)

                                                     Partners'
                                    Partners'       Accumulated
                                     Capital          Deficit            Total
                                    --------        -----------          -----
Balance at December 31, 1995 .....   $73,395         ($67,582)          $ 5,813
Net Loss .........................       --           (18,932)          (18,932)
                                     -------         --------          --------
Balance at June 30, 1996 .........   $73,395         ($86,514)         ($13,119)
                                     =======         ========          ========

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
               CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)
                             (Dollars In Thousands)

                                                            For the Six Months
                                                              Ended June 30,
                                                           -------------------
                                                             1996       1995
                                                           -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ..............................................  ($18,932)   ($ 9,835)
 Adjustments to reconcile net loss to net cash
  flows provided by operating activities
  Noncash charges--
   Depreciation and amortization .......................     7,677       7,113
   Accretion of bond discount ..........................     1,318       1,151
   Provision for losses on receivables .................       640         516
   Valuation allowance--CRDA investments ...............       650         714
                                                           -------     -------
                                                            (8,647)       (341)
   Decrease in receivables .............................     2,033       1,168
   Decrease in inventories .............................       109         211
   Decrease (increase) in other current assets .........     2,427      (3,632)
   Decrease (increase) in other assets .................       934        (155)
   Increase in current liabilities .....................       924       1,442
   Increase in other liabilities .......................     4,300       3,739
                                                           -------     -------
    Net cash flows provided by operating activities ....     2,080       2,432
                                                           -------     -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
 Purchases of property and equipment, net ..............    (4,305)     (5,215)
 Purchase of CRDA investments ..........................    (1,365)     (1,241)
                                                           -------     -------
  Net cash flows used in investing activities ..........    (5,670)     (6,456)
                                                           -------     -------
CASH FLOWS USED IN FINANCING ACTIVITIES:
 Proceeds from issuance of debt ........................     1,738         875
 Repayment of other borrowings .........................    (1,419)       (349)
                                                           -------     -------
  Net cash flows provided by investing activities ......       319         526
                                                           -------     -------
  Net decrease in cash and cash equivalents ............    (3,271)     (3,498)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .......    21,038      19,122
                                                           -------     -------
CASH AND CASH EQUIVALENTS AT JUNE 30 ...................   $17,767     $15,624
                                                           =======     =======
SUPPLEMENTAL INFORMATION:
 Cash paid for interest ................................   $17,974     $17,676
                                                           =======     =======

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

                                   (unaudited)

(1) ORGANIZATION AND OPERATIONS

     The accompanying consolidated financial statements include those of Trump's Castle Associates, a New Jersey general partnership (the "Partnership") and its wholly owned subsidiary, Trump's Castle Funding, Inc., a New Jersey corporation ("Funding").

     The Partnership owns and operates Trump's Castle Casino Resort, a luxury casino hotel located in the Marina District of Atlantic City, New Jersey.

     The accompanying consolidated financial statements have been prepared by the Partnership without audit. In the opinion of the Partnership, all adjustments, consisting of only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for the periods presented have been made. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     The accompanying consolidated financial statements have been prepared by the Partnership pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in the financial statements prepared in conformity with generally accepted accounting principles have been omitted.

     These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission by the Partnership and Funding. Certain reclassifications have been made to conform prior year financial information with the current year presentation.

     The results of operations for the six month period ending June 30, 1996 are not necessarily indicative of the operating results to be attained for any other period.

(2) PIK NOTES

     On June 23, 1995, the Partnership entered into an Option Agreement with Hamilton Partners, L.P. ("Hamilton") which grants the Partnership an option (the "Option") to acquire the Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the "PIK Notes") owned by Hamilton. Hamilton has represented to the Partnership that it is the owner of at least 92% of the outstanding principal amount of the PIK Notes. The Option was granted to the Partnership in consideration of $1.9 million of aggregate payments to Hamilton. The Option is exercisable at a price equal to 60% of the aggregate principal amount and accrued interest of the PIK Notes delivered by Hamilton, with accrued but unpaid interest, plus 100% of the PIK Notes issued to Hamilton as interest subsequent to June 23, 1995. Pursuant to the terms of the Option Agreement, upon the occurrence of certain events within 18 months of the time the Option is exercised, the Partnership is required to make an additional payment to Hamilton of up to 40% of the principal amount of the PIK Notes. On May 21, 1996, the Partnership assigned the Option to Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") a Delaware limited partnership and a subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR"), which, on that same date, exercised the Option and acquired approximately 90% of the PIK Notes for approximately $38.7 million (the "Purchase Price"), in exchange for which THCR Holdings received an aggregate of approximately $59.3 million of PIK Notes. Concurrently with the exercise of the Option, THCR Holdings entered into an agreement with the Partnership and Donald
J. Trump ("Trump"), which granted THCR Holdings a six-month exclusive right to negotiate with Trump and the Partnership with respect to the acquisition of the Partnership (the "Transaction") (see Note 3). If an agreement with respect to the Transaction had not been entered into within six months, the Partnership would then have had the right to repurchase from THCR Holdings, for a period of 90 days (the "Castle Repurchase Date"), the acquired PIK Notes for an amount in cash equal to the Purchase Price plus 16% interest thereon (the "Repurchase Price"). In the event that the Partnership would have not repurchased the acquired PIK Notes, Trump would then have had the right to purchase from THCR Holdings, for a period of 90 days following the Castle Repurchase Date, the acquired PIK Notes for an amount in cash equal to the Repurchase Price calculated to the date of such purchase.

     On May 15, 1996, the semi-annual interest payment of $4,292,000 was paid by issuance of additional PIK Notes.

(3) PROPOSED ACQUISITION OF THE PARTNERSHIP

     In consideration for the Partnership's assignment of the PIK Note Option to THCR Holdings, an agreement was reached which gives THCR Holdings exclusive rights to negotiate the acquisition of the Partnership (See Note 2).

     Pursuant to an Agreement (the "Agreement"), dated as of June 24, 1996, by and among THCR, THCR Holdings, TC/GP, Inc. ("TC/GP"), a Delaware corporation wholly owned by Trump, Trump's Castle Hotel & Casino, Inc. ("TCHI"), a New Jersey corporation wholly owned by Trump, and Trump, THCR Holdings agreed to acquire all of the outstanding equity interests of the Partnership for an aggregate consideration of $176.9 million. The Agreement contemplates the following transactions will take place:

     (i) Trump will contribute to THCR Holdings his 61.5% equity interest in the Partnership, in consideration of which he will receive a 9.52854% limited partnership interest in THCR Holdings, exchangeable into 3,626,450 shares of THCR common stock (valuing each share at $30.00 (the "THCR Stock Contribution Value");

     (ii) TC/GP will contribute to THCR Holdings its 37.5% equity interest in the Partnership, in consideration of which it will receive a 5.81009% limited partnership in THCR Holdings, exchangeable into 2,211,250 shares of THCR common stock valuing each share at the THCR Stock Contribution Value; and

     (iii) THCR-TCHI Merger Corp., a Delaware corporation and wholly owned subsidiary of THCR Holdings ("Merger Sub"), will merge (the "THCI Merger") with and into THCI (holder of a 1.0% equity interest in the Partnership), whereupon each share of common stock of TCHI ("TCHI Common Stock"), outstanding immediately prior to the TCHI Merger will be converted into the right to receive one share of common stock of the surviving corporation of the TCHI Merger and each holder of the outstanding warrants ("Castle Warrants") issued under the Warrant Agreement, dated as of December 30, 1993, will be entitled to receive for each former share of TCHI Common Stock for which each Castle Warrant was exercisable an amount in cash equal to the TCHI Consideration.

     The acquisition will be accounted for as a purchase.

     The acquisition is subject to satisfaction of a number of conditions, including the affirmative vote of a majority of the outstanding shares of THCR common stock (excluding the shares held by Trump and the other officers and directors of THCR and their affiliates) and the receipt of various third party approvals and consents.

(4) FINANCIAL INFORMATION OF FUNDING

     Financial information relating to Funding is as follows (in thousands):



                                                                                    June 30,       December 31,
                                                                                      1996             1995
                                                                                    --------         --------
   Total Assets (including Mortgage Notes Receivable $242,141, net of unamortized discount of $34,368 and $35,572 at June 30, 1996 and December 31,
   1995, PIK Notes Receivable of $66,151, net of unamortized discount of $7,637 at June 30, 1996 and $61,860, net of unamortized discount of $7,750 at
   December 31, 1995, and Senior Notes Receivable of $27,000 at
   June 30, 1996 and December 31, 1995.) ..........................................  $293,287         $287,679
                                                                                     ========         ========
   Total Liabilities and Capital (including Mortgage Notes Payable of $242,141, net of unamortized discount of $34,368 and $35,572 at June 30, 1996 and
   December 31, 1995, PIK Notes Payable of $66,151, net of unamortized discount of $7,637, at June 30, 1996 and $7,750 at December 31, 1995 and Senior Notes
   Payable of $27,000 at June 30, 1996 and December 31, 1995.) ....................  $293,287         $287,679
                                                                                     ========         ========


                                                                                         For the Six Months
                                                                                           Ended June 30,
                                                                                     -------------------------
                                                                                       1996             1995
                                                                                     --------         --------
   Interest Income ................................................................  $ 21,395         $ 20,692
   Interest Expense ...............................................................    21,395           20,692
                                                                                     --------         --------
   Net Income .....................................................................  $    --          $   --
                                                                                     ========         ========

                                       10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trump's Castle Associates and Subsidiary:

     We have audited the accompanying consolidated balance sheets of Trump's Castle Associates (a New Jersey general partnership) and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free ofmaterial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trump's Castle Associates and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ending December 31, 1995, in conformity with generally accepted accounting principles.


                                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey
February 16, 1996

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
            CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1995 AND 1994



ASSETS
                                                                         1995             1994
                                                                     ------------    ------------
 CURRENT ASSETS:
 Cash and cash equivalents ......................................   $  21,038,000    $  19,122,000
 Trade receivables, less allowance for doubtful accounts
  of $1,969,000 and $3,704,000 respectively (Note 3) ............       9,007,000        7,395,000
 Accounts receivable, other .....................................       1,252,000        1,463,000
 Due from affiliates, net (Note 6) ..............................       1,146,000          434,000
 Inventories (Note 3) ...........................................       1,567,000        1,790,000
 Prepaid expenses and other current assets (Note 4) .............       4,961,000        2,880,000
                                                                     ------------     ------------
Total current assets ............................................      38,971,000       33,084,000
                                                                     ------------     ------------
PROPERTY AND EQUIPMENT (Notes 3, 4, and 5):
 Land and land improvements .....................................      62,706,000       62,706,000
 Buildings and building improvements ............................     327,487,000      327,487,000
 Furniture, fixtures and equipment ..............................     114,253,000      108,308,000
 Construction in progress .......................................       5,436,000        3,196,000
                                                                     ------------     ------------
                                                                      509,882,000      501,697,000
 Less--Accumulated depreciation .................................     187,767,000      173,523,000
                                                                     ------------     ------------
                                                                      322,115,000      328,174,000
                                                                     ------------     ------------
OTHER ASSETS ....................................................       9,495,000        7,539,000
                                                                     ------------     ------------
    Total assets ................................................    $370,581,000     $368,797,000
                                                                     ============     ============

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Current maturities--other borrowings (Note 5) ................. .   $  2,903,000     $  1,108,000
 Trade accounts payable .........................................       9,413,000        6,191,000
 Accrued payroll and related expenses ...........................       7,358,000        8,625,000
 Accrued interest payable (Note 2) ..............................       4,391,000        3,994,000
 Gaming liabilities (Note 3) ....................................       2,988,000        3,126,000
 Self insurance reserves ........................................       4,141,000        4,660,000
 Other ..........................................................       7,208,000        6,380,000
                                                                     ------------     ------------
Total current liabilities .......................................      38,402,000       34,084,000
MORTGAGE NOTES, due 2003 (Notes 4 and 10) .......................     206,569,000      204,412,000
 (Net of discount of $ 35,572,000 and $ 37,729,000, respectively)
PIK NOTES, due 2005 (Notes 4 and 10) ............................      54,110,000       46,129,000
 (Net of discount of $ 7,750,000 and $ 7,965,000, respectively)
OTHER BORROWINGS (Note 5) .......................................      62,336,000       63,892,000
OTHER LONG TERM LIABILITIES .....................................       3,351,000        3,315,000
                                                                     ------------     ------------
Total liabilities ...............................................     364,768,000      351,832,000
                                                                     ------------    ------------
COMMITMENTS AND CONTINGENCIES (Note 7)
PARTNERS' CAPITAL (Notes 2 and 6):
 Contributed capital ............................................      73,395,000       73,395,000
 Accumulated deficit ............................................     (67,582,000)     (56,430,000)
                                                                     ------------    ------------
Total partners' capital .........................................       5,813,000       16,965,000
                                                                     ------------    ------------
    Total liabilities and capital ...............................    $370,581,000     $368,797,000
                                                                     ============     ============


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


                                                       1995             1994             1993
                                                  -------------    -------------    -------------
REVENUES:
 Gaming (Note 3) ..............................    $280,124,000      $258,455,000    $246,370,000
 Rooms ........................................      20,052,000       19,514,000       19,647,000
 Food and beverage ............................      30,804,000       28,447,000       30,608,000
 Other ........................................       9,130,000        8,969,000        8,201,000
                                                  -------------    -------------    -------------
    Gross Revenues ............................     340,110,000      315,385,000      304,826,000
 Less--Promotional allowances (Note 3) ........      34,547,000       31,572,000       31,599,000
                                                  -------------    -------------    -------------
    Net Revenues ..............................     305,563,000      283,813,000      273,227,000
                                                  -------------    -------------    -------------
COSTS AND EXPENSES (Notes 2, 6 and 7)
 Gaming .......................................     165,679,000      151,036,000      145,717,000
 Rooms ........................................       2,534,000        2,533,000        2,980,000
 Food and beverage ............................      13,516,000       12,396,000       14,595,000
 General and administrative ...................      61,431,000       61,974,000       54,558,000
 Depreciation and amortization ................      14,639,000       14,437,000       16,425,000
 Other ........................................      13,403,000       12,613,000       11,086,000
                                                  -------------    -------------    -------------
                                                    271,202,000      254,989,000      245,361,000
                                                  -------------    -------------    -------------
    Income from operations ....................      34,361,000       28,824,000       27,866,000

INTEREST INCOME ...............................         504,000          636,000          675,000

INTEREST EXPENSE, including approximately
 $9,000,000 in transaction costs related to the
 Recapitalization Plan in 1993 (Note 2) .......     (46,017,000)     (44,173,000)     (56,926,000)
                                                  -------------    -------------    -------------
    Net Loss ..................................   ($ 11,152,000)   ($ 14,713,000)   ($ 28,385,000)
                                                  =============    =============    =============


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


                                                   Contributed    Accumulated
                                                     Capital        Deficit         Total
                                                   -----------   ------------   -------------
Balance at December 31, 1992 ...................   $73,395,000   ($12,596,000)   $ 60,799,000
 Net loss ......................................          --      (28,385,000)    (28,385,000)
 Partnership distribution (Note 6) .............          --         (736,000)       (736,000)
                                                   -----------   ------------   -------------
Balance at December 31, 1993 ...................    73,395,000    (41,717,000)     31,678,000
 Net loss ......................................          --      (14,713,000)    (14,713,000)
                                                   -----------   ------------   -------------
Balance at December 31, 1994 ...................    73,395,000    (56,430,000)     16,965,000
 Net loss ......................................          --      (11,152,000)    (11,152,000)
                                                   -----------   ------------   -------------
Balance at December 31, 1995 ...................   $73,395,000   ($67,582,000)  $   5,813,000
                                                   ===========   ============   =============

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993


                                                                         December 31,
                                                          -------------------------------------------
                                                              1995            1994           1993
                                                          -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss ..........................................   ($11,152,000)   ($14,713,000)   ($28,385,000)
   Adjustments to reconcile net loss to net cash flows
    provided by (used in) operating activities--
    Noncash charges--
     Depreciation and amortization ...................     14,639,000      14,437,000      16,425,000
     Accretion of bond discount ......................      2,372,000       2,148,000      10,395,000
     Provision for losses on receivables .............      1,370,000       3,438,000         755,000
     Amortization of CRDA tax credits ................        720,000         955,000         115,000
     Valuation allowance--CRDA investments ...........        936,000         735,000         953,000
                                                          -----------     -----------     -----------
                                                            8,885,000       7,000,000         258,000
     Increase in receivables .........................     (3,486,000)     (2,461,000)     (3,461,000)
     Decrease (increase) in inventories ..............        223,000         525,000        (155,000)
     Increase in other current assets ................     (2,800,000)       (320,000)       (701,000)
     Increase in other assets ........................        (86,000)       (881,000)        (42,000)
     Increase (decrease) in current liabilities ......      2,527,000       2,112,000      (4,980,000)
     Increase in other liabilities ...................      7,802,000       3,315,000            --
                                                          -----------     -----------     -----------
       Net cash flows provided by (used in)
        operating activities .........................     13,065,000       9,290,000      (9,081,000)
                                                          -----------     -----------     -----------
CASH FLOWS USED BY INVESTING ACTIVITIES:
   Purchases of property and equipment, net ..........     (8,580,000)     (8,257,000)    (10,396,000)
   Purchase of CRDA investments ......................     (2,805,000)     (2,350,000)     (2,958,000)
                                                          -----------     -----------     -----------
       Net cash flows used in investing activities ...    (11,385,000)    (10,607,000)    (13,354,000)
                                                          -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of Senior Notes ..........................           --              --        27,000,000
   Repayment of other borrowings .....................     (1,470,000)           --        (7,000,000)
   Other borrowings ..................................      1,706,000            --              --
   Distributions to TC/GP, Inc. ......................           --              --          (736,000)
                                                          -----------     -----------     -----------
       Net cash flows from financing activities ......        236,000            --        19,264,000
                                                          -----------     -----------     -----------
       Net increase (decrease) in cash and cash
        equivalents ..................................      1,916,000      (1,317,000)     (3,171,000)
CASH AND CASH EQUIVALENTS
   AT BEGINNING OF YEAR ..............................     19,122,000      20,439,000      23,610,000
                                                          -----------     -----------     -----------
CASH AND CASH EQUIVALENTS
   AT END OF YEAR ....................................    $21,038,000     $19,122,000     $20,439,000
                                                          ===========     ===========     ===========

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND OPERATIONS

     The accompanying consolidated financial statements include those of Trump's Castle Associates, a New Jersey general partnership (the "Partnership") and its wholly-owned subsidiary, Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"). All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     The Partnership was formed as a limited partnership in 1985 for the sole purpose of acquiring and operating Trump's Castle Casino Resort ("Trump's Castle"). The Partnership converted to a general partnership in February 1992. Trump's Castle is a luxury casino hotel located in the Marina District of Atlantic City, New Jersey. A substantial portion of Trump's Castle's revenues are derived from its gaming operations. Competition in the Atlantic City gaming market is intense and the Partnership believes that the competition will continue as new entrants to the gaming industry become operational.

     The partners in the Partnership are TC/GP, Inc. ("TC/GP"), which has a 37.5% interest in the Partnership, Donald J. Trump ("Trump"), who has a 61.5% interest in the Partnership, and Trump's Castle Hotel & Casino, Inc. ("TCHI"), which has a 1% interest in the Partnership. Trump, by virtue of his ownership of TC/GP and TCHI, is the beneficial owner of 100% of the common equity interest in the Partnership, subject to the right of holders of warrants for 50% of the common stock of TCHI (the "TCHI Warrants") to acquire an indirect beneficial interest in 0.5% of the common equity interest in the Partnership. Trump has pledged his direct and indirect ownership interest in the Partnership as collateral under various personal debt agreements.

     Funding was incorporated on May 28, 1985 solely to serve as a financing company to raise funds through the issuance of bonds to the public (Note 4). Since Funding has no business operations, its ability to repay the principal and interest on the 11 1/2% Senior Secured Notes due 2000 (the "Senior Notes"), the 11 3/4% Mortgage Notes due 2003 (the "Mortgage Notes"), and its Increasing Rate Subordinated Pay-in-Kind Notes due 2005 (the "PIK Notes") is completely dependent upon the operations of the Partnership.

(2) PLAN OF RECAPITALIZATION

     On December 28, 1993, the Partnership, Funding, and TC/GP consummated a recapitalization plan (the "Recapitalization Plan") whereby each $1,000 of principal of the 9.5% Mortgage Bonds issued as part of an earlier plan of reorganization was exchanged for $750 principal amount of Funding's Mortgage Notes, $120 principal amount of Funding's PIK Notes, and a cash payment of $6.19 plus all accrued and unpaid interest. Those bondholders who did not elect to exchange their Mortgage Bonds received a cash payment in redemption of their Mortgage Bonds of $750 for each $1,000 of principal amount of bonds plus accrued and unpaid interest. In addition, each share of TC/GP common stock was exchanged for $35 principal amount of PIK Notes.

     As a result of the Recapitalization Plan, approximately 96% of the principal amount of the previously issued Mortgage Bonds were exchanged for Mortgage Notes and PIK Notes and the TC/GP common stock was redeemed. Those Bonds that were redeemed for cash were purchased at an amount which approximated their net book value at the date of purchase. The net book value of the exchanged Bonds has been carried forward and allocated to the Mortgage Notes and PIK Notes in proportion to the principal amount of Mortgage Notes and PIK Notes issued. The difference between the principal amount and net book value of these Mortgage Notes and PIK Notes is being accreted as a charge to interest expense over the life of the Mortgage Notes and PIK Notes using the effective interest method.

     In addition to the Mortgage Notes and PIK Notes, Funding issued $27,000,000 of the Senior Notes. A portion of the proceeds from the Senior Notes were used to repay $7,000,000 of outstanding indebtedness.

     Transaction costs related to the Recapitalization Plan of approximately $9,000,000 were included in interest expense. Included in these costs was a $1,500,000 bonus to Trump for the services he provided in connection with the Recapitalization Plan.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(3) ACCOUNTING POLICIES

   Pervasiveness of Estimates

     The preparation of these financial statements in conformity with generally accepted accounting principals requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

   Revenue Recognition

     Casino revenues consist of the net win from gaming activities, which is the difference between gaming wins and losses. Revenues from hotel and other services are recognized at the time the related services are performed.

     The Partnership provides an allowance for doubtful accounts arising from casino, hotel, and other services, which is based upon a specific review of certain outstanding receivables and historical collection performance. In determining the amount of the allowance, the Partnership is required to make certain estimates and assumptions and actual results may differ from these estimates and assumptions.

   Promotional Allowances

     Gross revenues include the retail value of the complimentary food, beverage, and hotel services provided to patrons. The retail value of these promotional allowances is deducted from gross revenues to arrive at net revenues. The cost of such complimentaries have been included in gaming costs and expenses in the accompanying consolidated statements of operations. The estimated departmental costs of providing such promotional allowances are included in gaming costs and expenses and are as follows:

                                1995             1994              1993
                                ----             ----              ----

Rooms ...................   $ 6,261,000       $ 6,554,000      $ 5,834,000
Food and Beverage .......    18,240,000        17,342,000       17,332,000
Other ...................     2,483,000         2,693,000        2,073,000
                            -----------       -----------      -----------
                            $26,984,000       $26,589,000      $25,239,000
                            ===========       ===========      ===========

   Income Taxes

     The accompanying consolidated financial statements do not include a provision for Federal income taxes of the Partnership, since any income or losses allocated to the partners are reportable for Federal income tax purposes by the Partners.

     Under the Casino Control Act (the "Act") and the regulations promulgated thereunder, the Partnership and Funding are required to file a consolidated New Jersey corporation business tax return.

     As of December 31, 1995, the Partnership had New Jersey State net operating losses of approximately $162,000,000, which are available to offset taxable income through the year 2002. The net operating loss carryforwards result in a deferred tax asset of $15,200,000, which has been offset by a valuation allowance of $15,200,000, as utilization of such carryforwards is not considered to be more likely than not.

   Inventories

     Inventories of provisions and supplies are carried at the lower of cost (first-in, first-out basis) or market.

   Property and Equipment

     Property and equipment is recorded at cost and is depreciated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives for furniture, fixtures, and equipment and buildings are from three to eight years and forty years, respectively.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(3) ACCOUNTING POLICIES--(CONTINUED)

   Long Lived Assets

     During 1995, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, the Partnership does not believe that any impairment exists in the recoverability of its long lived assets.

   Statements of Cash Flows

     For purposes of the statements of cash flows, Funding and the Partnership consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     The following supplemental disclosures are made to the statements of cash flows:


                                                                     1995              1994             1993
                                                                     ----              ----             ----
Cash paid during the year for interest
 (net of amounts capitalized) ...............................    $35,338,000       $31,255,000      $44,857,000
                                                                 ===========       ===========      ===========
Issuance of debt in exchange for accrued interest ...........    $ 7,766,000       $ 3,559,000      $     --
                                                                 ===========       ===========      ===========


   Reclassification

     Certain reclassifications have been made to the 1994 and 1993 financial statements in order to conform to the classifications used in 1995.


(4) MORTGAGE NOTES AND PIK NOTES

     As discussed in Note 2, on December 28, 1993 all of the outstanding Mortgage Bonds and TC/GP common stock were either redeemed or exchanged for Mortgage Notes and PIK Notes by Funding. The Mortgage Notes bear interest, payable in cash, semi-annually, at 11 3/4% and mature on November 15, 2003. As discussed in Note 2, the net book value of the exchanged bonds has been carried forward and allocated to the Mortgage Notes and PIK Notes in proportion to the principal amount of Mortgage Notes and PIK Notes issued. In the event the PIK Notes are redeemed prior to November 15, 1998, the interest rate on the Mortgage Notes will be reduced to 11 1/2%. The Mortgage Notes may be redeemed at Funding's option at a specified percentage of the principal amount commencing in 1998.

     The PIK Notes bear interest payable, at Funding's option in whole or in part in cash and through the issuance of additional PIK Notes, semi-annually at the rate of 7% through September 30, 1994 and 13 7/8% through November 15,
2003. After November 15, 2003, interest on the Notes is payable in cash at the rate of 13 7/8%. The PIK Notes mature on November 15, 2005. The PIK Notes may be redeemed at Funding's option at 100% of the principal amount under certain conditions, as defined in the PIK Note Indenture, and are required to be redeemed from a specified percentage of any equity offering which includes the Partnership. Interest has been accrued using the effective interest method. On May 15, 1995 and November 15, 1995, the semi-annual interest payments of $3,753,000 and $4,013,000, respectively, were paid by the issuance of additional PIK Notes.

     On June 23, 1995, the Partnership entered into an Option Agreement with Hamilton Partners, L.P. ("Hamilton") which grants the Partnership an option (the "Option") to acquire the PIK Notes owned by Hamilton. Hamilton has represented to the Partnership that it is the owner of at least 92% of the outstanding principal amount of the PIK Notes. The Option was granted to the Partnership in consideration of $1,900,000 of aggregate payments to Hamilton, which is included in prepaid expenses and other current assets.

     The Option is exercisable at a price equal to 60% of the aggregate principal amount and accrued interest of the PIK Notes delivered by Hamilton. Pursuant to the terms of the Option Agreement, upon the occurrence of certain

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(4) MORTGAGE NOTES AND PIK NOTES--(CONTINUED)

events within 18 months of the time the Option is exercised, the Partnership is required to make an additional payment to Hamilton of up to 40% of the principal amount of the PIK Notes. The option expires on March 19, 1996 and may be extended to June 21, 1996.

     The terms of both the Mortgage Notes and PIK Notes include limitations on the amount of additional indebtedness the Partnership may incur, distributions of Partnership capital, investments, and other business activities.

     The Mortgage Notes are secured by a promissory note of the Partnership to Funding (the "Partnership Note") in an amount and with payment terms necessary to service the Mortgage Notes. The Partnership Note is secured by a mortgage on Trump's Castle and substantially all of the other assets of the Partnership. The Partnership Note has been assigned by Funding to the Trustee to secure the repayment of the Mortgage Notes. In addition, the Partnership has guaranteed (the "Guaranty") the payment of the Mortgage Notes, which Guaranty is secured by a mortgage on Trump's Castle. The Partnership Note and the Guaranty are expressly subordinated to the indebtedness described in Note 5 (the "Senior Indebtedness") and the liens of the mortgages securing the Partnership Note and the Guaranty are subordinate to the liens securing the Senior Indebtedness.

     The PIK Notes are secured by a subordinated promissory note of the Partnership to Funding (the "Subordinated Partnership Note"), which has been assigned to the Trustee for the PIK Notes, and the Partnership has issued a subordinated guaranty (the "Subordinated Guaranty") of the PIK Notes. The Subordinated Partnership Note and the Subordinated Guaranty are expressly subordinated to the Senior Indebtedness, the Partnership Note, and the Guaranty.

     The ability of Funding and the Partnership to pay their indebtedness when due, will depend on their ability to either generate cash from operations sufficient for such purposes or to refinance such indebtedness on or before the date on which it becomes due. The Partnership does not currently anticipate being able to generate sufficient cash flow from operations to repay a substantial portion of the principal amounts of the Mortgage Notes and the PIK Notes when due. Thus, the repayment of the principal amount of this indebtedness will likely depend primarily upon the ability of Funding and the Partnership to refinance this debt when due. The future operating performance of the Partnership and the ability to refinance this debt will be subject to the then prevailing economic conditions, industry conditions, and numerous other financial, business, and other factors, many of which are beyond the control of Funding or the Partnership. There can be no assurance that the future operating performance of the Partnership will be sufficient to meet these repayment obligations or that the general state of the economy, the status of the capital markets generally, or the receptiveness of the capital markets to the gaming industry will be conducive to refinancing this debt or other attempts to raise capital.

(5) OTHER BORROWINGS

   Bank Borrowings

     The Partnership has a term loan with Midlantic National Bank (the "Term Loan") in the amount of $38,000,000. The Term Loan had an initial maturity date of May 29, 1995 and under its terms, the Partnership had the option, subject to certain conditions, to extend the Term Loan an additional five years. The Partnership exercised its option to extend the Term Loan on May 28, 1995. The interest rate was revised to be a fluctuating rate of 3% above the bank's prime rate, which was 8.5% at December 31, 1995, but in no event less than 9% per annum. In addition, the outstanding principal amount of the Term Loan will be amortized over the five-year extension period on a twenty year amortization schedule requiring principal payments of approximately $158,000 per month over the period. At December 31, 1995, $36,892,000 was outstanding on this Term Loan.

     The Term Loan is secured by a mortgage lien on Trump's Castle that is prior to the lien securing the Mortgage Notes (Note 4) and the Senior Notes described below.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(5) OTHER BORROWINGS--(CONTINUED)

   Senior Notes

     On December 28, 1993, Funding issued the Senior Notes. Similar to the Mortgage Notes, the Senior Notes are secured by an assignment of a promissory note of the Partnership (the "Senior Partnership Note") which is in turn secured by a mortgage on Trump's Castle and substantially all of the other assets of the Partnership. In addition, the Partnership has guaranteed (the "Senior Guaranty") the payment of the Senior Notes, which Senior Guaranty is secured by a mortgage on Trump's Castle. The Senior Partnership Note and the Senior Guaranty are subordinated to the Term Loan described above.

     Interest on the Senior Notes is payable semiannually at the rate of 11 1/2%; however in the event that the PIK Notes are redeemed prior to November 15, 1998, the interest rate will be reduced to 11 1/4%. The Senior Notes are subject to a required partial redemption, as defined, commencing on June 1, 1998 at 100% of the principal amount of the amount redeemed.

(6) RELATED PARTY TRANSACTIONS

   Trump Management Fee

     The Partnership had a management agreement (the "Management Agreement") with Trump's Castle Management Corp. ("TCMC"), a corporation wholly-owned by Trump. The Management Agreement provided that the day-to-day operation of Trump's Castle and all ancillary properties and businesses of the Partnership was to be under the exclusive management and supervision of TCMC.

     Pursuant to the Management Agreement, the Partnership was required to pay an annual fee in the amount of $1,500,000 to TCMC for each year in which Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA"), as defined, exceeds certain levels. In addition, TCMC, beginning with the fiscal year ended December 31, 1994, was to receive an incentive fee equal to 10% of the excess EBITDA over $45,000,000 for such fiscal year. During the year ended December 31, 1993, the Partnership incurred fees and expenses of $1,647,000 under the Management Agreement.

     As a result of the Recapitalization Plan described in Note 2, on December 28, 1993, the Partnership terminated the Management Agreement with TCMC and entered into a services agreement (the "Services Agreement") with TC/GP. Pursuant to the terms of the Services Agreement, TC/GP is obligated to provide the Partnership, from time to time, when reasonably requested, consulting services on a non-exclusive basis, relating to marketing, advertising, promotional, and other similar and related services with respect to the business and operations of the Partnership, including such other services as the Managing Partner may reasonably request.

     In consideration for the services to be rendered, the Partnership will pay TC/GP an annual fee on the same basis as that of the previous Management Agreement, discussed above. During the years ended December 31, 1995 and 1994, the Partnership incurred fees and expenses of $2,087,000 and $2,111,000, respectively, under the Services Agreement. The Services Agreement expires on December 31, 2005.

   Other Payments To Trump

     During 1994, the Board of Partner Representatives approved a $1,000,000 bonus to be paid to Trump, based upon 1994 operating results. The amount was paid in two equal installments in June and August 1995. No such bonus was approved for 1995.

   Due From Affiliates

     Amounts due from affiliates were $1,146,000 and $434,000 as of December 31, 1995 and 1994, respectively. The Partnership has engaged in limited intercompany transactions with Trump Plaza Associates, Trump Taj Mahal Associates, and the Trump Organization, which are affiliates of Trump. These transactions include certain shared payroll costs as well as complimentary services offered to customers, for which the Partnership makes initial payments and is then reimbursed by the affiliates.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(6) RELATED PARTY TRANSACTIONS--(CONTINUED)

     During 1995, 1994, and 1993, the Partnership incurred expenses of approximately $1,673,000, $1,631,000, and $1,332,000, respectively, in corporate salaries and $1,109,000, $1,047,000, and $952,000, respectively, of other transactions on behalf of these related entities. In addition, the Partnership received payments totaling $1,401,000, $2,438,000, and $2,004,000, respectively, for services rendered and had $580,000, $441,000, and $407,000, respectively, of charges for similar costs incurred by these related entities on behalf of the Partnership.

   Partnership Agreement

     Under the terms of the Partnership Agreement, the Partnership was required to pay all costs incurred by TC/GP. For the years ended December 31, 1995, 1994, and 1993, the Partnership paid $1,248,000, $1,188,000, and $736,000, respectively, of expenses on behalf of TC/GP. For the years ended December 31, 1995 and 1994 these costs were charged to general and administrative expense in the accompanying consolidated financial statements. For the year ended December 31, 1993 these costs were expenses of TC/GP and recorded as a capital contribution.

(7) COMMITMENTS AND CONTINGENCIES

   Casino License Renewal

     The Partnership is subject to regulation and licensing by the CCC. The Partnership's casino license must be renewed periodically, is not transferable, is dependent upon the financial stability of the Partnership, and can be revoked at any time. Due to the uncertainty of any license renewal application, there can be no assurance that the license will be renewed. Upon revocation, suspension for more than 120 days, or failure to renew the casino license due to the Partnership's financial condition or for any other reason, the Casino Control Act (the "Act") provides that the CCC may appoint a conservator to take possession of and title to the hotel and casino's business and property, subject to all valid liens, claims, and encumbrances.

     On June 22, 1995, the CCC renewed the casino license of the Partnership through 1999 subject to certain continuing reporting and compliance conditions.

   Self Insurance Reserves

     Self insurance reserves represent the estimated amounts of uninsured claims settlements related to employee health medical costs, workers compensation, and other legal proceedings in the normal course of business. These reserves are established by the Partnership based upon a specific review of open claims as of the balance sheet date as well as historical claims settlement experience. Actual results may differ from these reserve amounts.

   Employment Agreements

     The Partnership has entered into employment agreements with certain key employees which expire at various dates through July 30, 1998. Total minimum commitments on these agreements at December 31, 1995 were approximately $4,061,000.

   Legal Proceedings

     The Partnership is involved in legal proceedings incurred in the normal course of business. In the opinion of management and its counsel, if adversely decided, none of these proceedings would have a material effect on the consolidated financial position of the Partnership.

   Casino Reinvestment Development Authority Obligations

     Pursuant to the provisions of the Act, the Partnership, must either obtain investment tax credits, as defined in the Act, in an amount equivalent to 1.25% of its gross casino revenues, as defined in the Act, or pay an alternative tax of 2.5% of its gross casino revenues. Investment tax credits may be obtained by making qualified investments, as defined, or by depositing funds which may be converted to bonds by the Casino Reinvestment Development Authority (the "CRDA"), both of which bear interest at below market interest rates. The Partnership is required to make quarterly deposits with the CRDA to satisfy its investment obligations.

                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(7) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     From time-to-time the Partnership has elected to donate funds that it has on deposit with the CRDA in return for tax credits to satisfy substantial portions of the Partnership's future investment alternative tax obligations. Donations in the amount of $375,000, $6,440,000, and $568,000 were made in 1995, 1994, and 1993, respectively. These donations, net of the tax credits received, were charged against operations in the year in which they were made and resulted in CRDA tax credits of $191,000, $1,474,000, and $290,000 to be applied to the years ending December 31, 1995, 1994, and 1993, respectively. For the years ended December 31, 1995, 1994, and 1993 the Partnership charged to operations $720,000, $955,000, and $115,000, respectively, which represents amortization of a portion of the tax credits discussed above.

     In addition, for the years ended December 31, 1995, 1994, and 1993, the Partnership charged to operations $936,000, $735,000, and $953,000, respectively, to give effect to the below market interest rates associated with purchased CRDA bonds.

(8) EMPLOYEE BENEFIT PLANS

     The Partnership has a retirement savings plan for its nonunion employees under Section 401(k) of the Internal Revenue Code. Employees are eligible to contribute up to 15% of their earnings to the plan up to the maximum amount permitted by law, and the Partnership will match 50% of an eligible employee's contributions up to a maximum of 5% of the employee's earnings. The Partnership recorded charges of approximately $1,013,000, $899,000, and $864,000 for matching contributions for the years ended December 31, 1995, 1994, and 1993, respectively.

     The Partnership makes payments to various trusteed pension plans under industry-wide union agreements. The payments are based on the hours worked by or gross wages paid to covered employees. It is not practical to determine the amount of payments ultimately used to fund pension benefit plans or the current financial condition of the plans. Under the Employee Retirement Income Security Act, the Partnership may be liable for its share of the plans' unfunded liabilities, if any, if the plans are terminated. Pension expense for the years ended December 31, 1995, 1994, and 1993 were $497,000, $455,000, and $407,000, respectively.

     The Partnership provides no other material post employment benefits.

(9) FINANCIAL INFORMATION OF FUNDING

     Financial information relating to Funding as of and for the years ended December 31, 1995 and 1994 is as follows:


                                                                                     1995             1994
                                                                                     ----             ----
Total Assets (including Mortgage Notes Receivable of $242,141,000, net of unamortized discount of $35,572,000 and $37,729,000 at December 31, 1995 and
 1994 respectively; PIK Notes Receivable of $61,860,000, net of unamortized discount of $7,750,000 at December 31, 1995 and $54,094,000, net of unamortized discount of $7,965,000 at December 31, 1994, and Senior Notes Receivable of
 $27,000,000 at December 31, 1995 and 1994.) ..................................   $287,679,000     $277,541,000
                                                                                  ============     ============
Total Liabilities and Capital  (including Mortgage Notes Payable  of
 $242,141,000, net of unamortized discount of $35,572,000 and $37,729,000 at
 December 31, 1995 and 1994 respectively; PIK Notes Payable of $61,860,000, net of unamortized discount of $7,750,000 at December 31, 1995 and $54,094,000, net
 of unamortized discount of $7,965,000, at December 31, 1994 and Senior Notes
 Payable of $27,000,000 at December 31, 1995 and 1994.) .......................   $287,679,000     $277,541,000
                                                                                  ============     ============
Interest Income ...............................................................   $ 41,768,000     $ 40,600,000

Interest Expense ..............................................................   $ 41,768,000     $ 40,600,000
                                                                                  ------------     ------------
NET INCOME ....................................................................   $       --       $       --
                                                                                  ============     ============


                    TRUMP'S CASTLE ASSOCIATES AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


(10) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of the following financial instruments of the Partnership and Funding approximate fair value, as follows: (a) cash and cash equivalents and accrued interest receivables and payables based on the short-term nature of the financial instruments, (b) CRDA bonds and deposits based on the allowances to give effect to the below market interest rates.

     The fair values of the Mortgage Notes and PIK Notes are based on quoted market prices. The fair value of the Mortgage Bonds was based on quoted market prices obtained by the Partnership from its investment advisoras follows:

                                                   December 31, 1995
                                            --------------------------------
                                            Carrying Amount     Fair Value
                                            ---------------    -------------
11 3/4% Mortgage Notes ...................    $206,569,000     $212,479,000
PIK Notes ................................    $ 54,110,000     $ 48,096,000

                                                   December 31, 1994
                                            --------------------------------
                                            Carrying Amount     Fair Value
                                            ---------------    -------------
11 3/4% Mortgage Notes ...................    $204,412,000     $131,967,000
PIK Notes ................................    $ 46,129,000     $ 43,546,000

     There are no quoted market prices for the Partnership Term Loan and Senior Notes. A reasonable estimate of their value could not be made without incurring excessive costs.

(b) PRO FORMA FINANCIAL INFORMATION

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       TRUMP HOTELS & CASINO RESORTS, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 and the Unaudited Pro Forma Consolidated Statements of Operations of THCR for the year ended December 31, 1995 and for the six months ended June 30, 1996 (the "Unaudited Pro Forma Financial Statements") are set forth below.

     The Unaudited Pro Forma Consolidated Balance Sheet has been prepared assuming the Acquisition had occurred on June 30, 1996. The Unaudited Pro Forma Consolidated Statements of Operations have been prepared assuming that the Taj Merger Transaction (as defined) and the Acquisition had occurred on January 1, 1995.

     The Unaudited Pro Forma Financial Statements are presented for informational purposes only and do not purport to present what the Balance Sheet would have been had the Acquisition, in fact, occurred on June 30, 1996 or what the results of operations for the year ended December 31, 1995 or for the six months ended June 30, 1996 would have been had the Taj Merger Transaction and the Acquisition, in fact, occurred on January 1, 1995 or to project the results of operations for any future period.

     The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the Acquisition and the Unaudited Pro Forma Statements of Operations give effect to the Taj Merger Transaction and the Acquisition as follows:

     I. The Taj Merger Transaction, which was completed on April 17, 1996, included, (a) the consolidation of Trump Taj Mahal Associates ("Taj Associates"), which is an indirect subsidiary of THCR after the Taj Merger Transaction, (b) the redemption of the 11.35% Mortgage Bonds, Series A due 1999 of Trump Taj Mahal Funding, Inc. and the Class B Common Stock, par value $.01 per share, of Taj Mahal Holding Corp. ("Taj Holding") and the retirement of the 10 7/8% Mortgage Notes due 2001 of Trump Plaza Funding, Inc. (the "Plaza Notes"), (c) the offering of $1.2 billion aggregate principal amount of 11 1/4% First Mortgage Notes due 2006 of Trump Atlantic City Associates ("Trump AC") and Trump Atlantic City Funding, Inc., a wholly owned subsidiary of Trump AC, (d) the offering of 13,250,000 shares of THCR Common Stock,
          (e) purchase accounting adjustments required by the merger of a wholly owned subsidiary of THCR Holdings with and into Taj Holding, (f) the termination of the services agreement between Taj Associates and Trump, dated as of April 1, 1991 (the "Taj Services Agreement"), (g) the cancellation of payments to Trump Taj Mahal Realty Corp. and First Union National Bank in connection with the acquisition of certain real property used in the operation of the Trump Taj Mahal Casino Resort (the "Specified Parcels") and (h) the payment to Bankers Trust Company ("Bankers Trust") to obtain releases of liens that Bankers Trust had with respect to certain equity interests in Taj Associates and related guarantees (collectively, the "Taj Merger Transaction"). In addition, the Unaudited Pro Forma Consolidated Statements of Operations give effect also to the June 12, 1995 offerings of 10 million shares of THCR Common Stock and $155 million aggregate principal amount of 15 1/2% Senior Secured Notes due 2005 (the "THCR Senior Notes") of THCR Holdings and Trump Hotels & Casino Resorts Funding, Inc. (collectively, the "June 1995 Offerings") for the full period presented.


     II. The Acquisition, which includes (a) the consolidation of Castle Associates, an indirect subsidiary of THCR after the Acquisition, (b) the contribution by Trump of his 61.5% equity interest in Castle Associates in consideration for the Trump Consideration, (c) the contribution by TCI-II of its 37.5% equity interest in Castle Associates in consideration for the TCI-II Consideration, (d) the TCHI Merger in which each share of TCHI Common Stock outstanding immediately prior to the TCHI Merger will be converted into the right to receive the TCHI Consideration and (e) payment of the Castle Warrant Consideration to the holders of the Castle Warrants.

     The Acquisition will be accounted for as a "purchase" for accounting and reporting purposes.

     The Unaudited Pro Forma Financial Statements should be read in conjunction with the financial statements of Castle Associates and its subsidiary and related notes thereto included elsewhere in this Current Report.

                                      UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                    TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
                                        PRO FORMA CONSOLIDATED BALANCE SHEET
                                                    JUNE 30, 1996
                                               (DOLLARS IN THOUSANDS)
                                                                                          Pro Forma
                                                                                         Adjustments         THCR
                                                            THCR           Trump's           for           Holdings
                                                          Holdings         Castle        Acquisition       Pro Forma
                                                        ------------    ------------     -----------       ---------
                                                        (Historical)    (Historical)

CURRENT ASSETS:
  Cash and cash equivalents ........................     $  181,746       $ 17,767       $ (1,769)(a)      $  197,744
  Restricted cash ..................................         25,000                                            25,000
  Accounts receivable, net .........................         55,091          8,535                             63,626
  Inventories ......................................         10,341          1,458                             11,799
  Prepaid expenses and other current assets ........         18,688          2,424         (1,900)(b)          19,212
  Due from affiliates, net .........................            616            197                                813
                                                         ----------       --------                         ----------
    Total current assets ...........................        291,482         30,381                            318,194
  Property and equipment, net ......................      1,463,264        319,280        183,014 (a)       1,965,558
  Investment in Castle PIK Notes ...................         41,943                       (41,943)(b)               0
  Investment in Buffington Harbor ..................         40,771                                            40,771
  Land rights ......................................         29,135                                            29,135
  Deferred loan costs ..............................         52,319                                            52,319
  Other assets .....................................         25,043          9,509                             34,552
                                                         ----------       --------                         ----------
    Total  Assets ..................................      1,943,957        359,170                          2,440,529
                                                         ==========       ========                         ==========
CURRENT LIABILITIES:
  Current maturities of long-term debt .............          9,914          3,271                             13,185
  Accounts payable and accrued expenses ............         89,021         32,180                            121,201
  Accrued interest payable .........................         28,751          4,413                             33,164
                                                         ----------       --------                         ----------
    Total current liabilities ......................        127,686         39,864                            167,550
  Other long-term liabilities ......................          5,640          3,728         (3,013)(b)           6,355
  Long-term debt, net of discount and
    current maturities .............................      1,391,531        328,697        (58,516)(b)       1,661,712

  Deferred state income taxes ......................          4,167                                             4,167
                                                         ----------       --------                         ----------
    Total Liabilities ..............................      1,529,024        372,289                          1,839,784
                                                         ----------       --------                         ----------
Capital:
  Partners' capital ................................        484,377         73,395        (73,395)(c)         670,189
                                                                                           17,686 (b)
                                                                                          168,126 (a)
    Accumulated (deficit) ..........................        (69,444)       (86,514)        13,119 (a)         (69,444)
                                                                                           73,395 (c)
                                                         ----------       --------                         ----------
  Total capital ....................................        414,933        (13,119)                           600,745
                                                         ----------       --------                         ----------
    Total Liabilities and Capital ..................     $1,943,957       $359,170                         $2,440,529
                                                         ==========       ========                         ==========


                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                            TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                 Trump AC
                                    and
                        THCR    Trump Plaza
                      Holdings  Associates
                    ----------- -----------  Pro Forma                      Pro Forma
                       June 12,  January 1, Adjustments  THCR              Adjustments                        Pro Forma
                         1995-      1995-    for the   Holdings              for Taj   Taj Merger            Adjustments    THCR
                     December 31, June 12,  June 1995 Pro Forma     Taj       Merger   Transaction  Trump's     for       Holdings
                         1995       1995    Offerings  Combined  Associates Transaction Pro Forma    Castle  Acquisition  Pro Forma
                     -----------  --------  ---------  --------  ---------- ----------- ---------   -------- -----------  ----------
                    (Historical)(Historical)                                                      (Historical)

Revenues:
 Gaming .............  $175,208   $122,865             $298,073   $501,378               $799,451   $280,124             $1,079,575
 Rooms ..............    12,310      7,676               19,986     43,309                 63,295     20,052                 83,347
 Food and Beverage ..    26,065     18,537               44,602     57,195                101,797     30,804                132,601
 Other ..............     6,284      3,310                9,594     15,864                 25,458      9,130                 34,588
                       --------   --------             --------   --------               --------   --------             ----------
  Gross Revenues ....   219,867    152,388              372,255    617,746                990,001    340,110              1,330,111
 Less--Promotional
  allowances ........    24,394     14,540               38,934     63,998                102,932     34,547                137,479
                       --------   --------             --------   --------               --------   --------             ----------
 Net Revenues .......   195,473    137,848              333,321    553,748                887,069    305,563              1,192,632
                       --------   --------             --------   --------               --------   --------             ----------

Cost and Expenses:

 Gaming .............    95,533     69,467              165,000    283,786                448,786    165,679                614,465
 Rooms ..............     1,305        958                2,263     15,230                 17,493      2,534                 20,027
 Food and Beverage ..    11,178      7,128               18,306     24,612                 42,918     13,516                 56,434
 General and
  administrative ....    41,481     30,081               71,562     96,843   (2,725)(g)   158,731     61,431  (3,500)(j)    216,662
                                                                              2,738 (h)
                                                                             (1,743)(i)
                                                                             (7,944)(j)

 Depreciation and
  amortization ......     9,219      6,999               16,218     43,387      420(g)     65,439     14,639   4,904 (p)     84,982
                                                                              5,414(k)
 Other ..............     1,966      1,397                3,363                             3,363     13,403                 16,766
                       --------   --------             --------   --------               --------   --------             ----------
                        160,682    116,030              276,712    463,858                736,730    271,202              1,009,336
                       --------   --------             --------   --------               --------   --------             ----------
 Income from
  operations ........    34,791     21,818               56,609     89,890                150,339     34,361                183,296
 Interest income ....     3,741        403      134 (d)   4,278      3,922                  8,200        504                  8,704
 Interest expense ...   (35,014)   (22,516) (11,239)(e) (63,711)  (120,435)    (709)(l)  (168,149)   (46,017)  7,217(l)    (206,949)
                                              5,058 (f)                      16,706 (m)
 Other non-operating.    (4,094)    (1,649)              (5,743)              3,120 (n)    (2,623)                           (2,623)
                       --------   --------             --------   --------               --------   --------             ----------
Loss before
 income taxes .......      (576)    (1,944)              (8,567)   (26,623)               (12,233)   (11,152)               (17,572)
Benefit for state
 income taxes .......                 (161)                (161)                161(o)       --         --                     --
                       --------   --------             --------   --------               --------   --------             ----------
Net loss ............     ($576)   ($1,783)             ($8,406)  ($26,623)              ($12,233)  ($11,152)              ($17,572)
                       ========   ========             ========   ========               ========   ========             ==========


                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                            TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
                                               FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  Pro Forma                                                 THCR
                                                                 Adjustments    Taj Merger                   Pro Forma    Holdings
                                        THCR           Taj     for Taj Merger  Transaction     Trump's      Adjustments      Pro
                                      Holdings     Associates    Transaction    Pro Forma      Castle     for Acquisition   Forma
                                      --------     ----------  --------------  -----------     -------    ---------------  -------
                                    (Historical)  (Historical)                              (Historical)

Revenues:
 Gaming ...........................   $288,361      $132,870                    $421,231      $127,173                     $548,404
 Rooms ............................     24,154        11,301                      35,455         9,005                       44,460
 Food and Beverage ................     38,523        15,359                      53,882        15,590                       69,472
 Other ............................      8,353         4,206                      12,559         3,917                       16,476
                                      --------      --------                    --------      --------                     --------
  Gross Revenues ..................    359,391       163,736                     523,127       155,685                      678,812
  Less--Promotional allowances ....     38,385        17,770                      56,155        18,943                       75,098
                                      --------      --------                    --------      --------                     --------
 Net Revenues .....................    321,006       145,966                     466,972       136,742                      603,714
                                      --------      --------                    --------      --------                     --------
Cost and Expenses:
 Gaming ...........................    169,611        86,331                     255,942        80,198                      336,140
 Rooms ............................      4,895         4,388                       9,283           755                       10,038
 Food and beverage ................     16,124         6,537                      22,661         5,566                       28,227
 General and administrative .......     65,419        27,761        (908)(g)      87,793        38,140       (1,750)(j)     124,183
                                                                    (507)(i)
                                                                  (3,972)(j)
 Depreciation and amortization ....     21,622        13,647         210 (g)      38,186         7,677        2,452 (k)      48,315
                                                                   2,707 (h)
 Pre-opening expenses .............      9,966                                     9,966           --                         9,966
 Other ............................      1,861                                     1,861             0                        1,861
                                      --------      --------                    --------      --------                     --------
                                       289,498       138,664                     425,692       132,336                      558,730
                                      --------      --------                    --------      --------                     --------
 Income from operations ...........     31,508         7,302                      41,280         4,406                       44,984
 Interest income ..................      3,721         1,092                       4,813           258         (891)(k)       4,180
 Interest expense .................    (54,147)      (36,591)      5,497 (m)     (85,241)      (23,596)       3,862 (k)    (104,975)
 Other non-operating ..............      9,182                       520 (n)       9,702           --                         9,702
                                      --------      --------                    --------      --------                     --------
Loss before extraordinary loss ....     (9,736)      (28,197)                    (29,446)      (18,932)                     (46,109)
Extraordinary loss ................    (59,132)                                  (59,132)                                   (59,132)
                                      --------      --------                    --------      --------                     --------
Net loss ..........................   ($68,868)     ($28,197)                   ($88,578)     ($18,932)                   ($105,241)
                                      ========      ========                    ========      ========                     ========


               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

(a) To record the contribution by Trump of his equity interests in Castle Associates for $168,126, which represents the issuance of a 15.33863% limited partnership interest in THCR Holdings to Trump (directly and indirectly), exchangeable into 5,837,700 shares of THCR Common Stock (valuing each share at $28.80 based on the price of the THCR Common Stock several days before and after the date of the Agreement), the payment of $1,769 ($.8845 for each share of TCHI Common Stock and for each outstanding Castle Warrant) and the historical negative book value of Castle Associates of $13,119. The total purchase price has been allocated to property and equipment.

(b) To eliminate $59,300 ($58,516 net of discount) of the Castle PIK Notes purchased by THCR Holdings for $38,660 which represents approximately 89.6% of the outstanding Castle PIK Notes, plus accrued interest resulting in an extraordinary gain of $17,686 and elimination of related interest expense and interest income.

(c) To reclassify the remaining accumulated deficit of Castle Associates to contributed capital as the carryforward accumulated deficit should be that of THCR Holdings in accordance with purchase accounting.

(d) To record interest income on a $3,000 note receivable from Trump at prime plus 1%. On March 27, 1996, this note was cancelled in accordance with its terms based on a prior THCR Common Stock trading range.

(e) To record interest expense (including amortization of deferred financing costs) relating to the THCR Senior Notes issued in June 1995.

(f) To eliminate interest expense (including amortization of deferred financing costs) on the 121?@?2% Pay-in-Kind Notes due 2003 of Trump Plaza Holding Associates (currently Trump AC) which were redeemed with the proceeds from the June 1995 Offerings.

(g) To eliminate the lease payments on the Specified Parcels which were acquired in the Taj Merger Transaction and to record the additional depreciation associated with the purchase.

(h) To record $2,083 of additional general and administrative expenses relating to corporate overhead of THCR Holdings prior to formation, and $655 of operating expenses incurred at THCR Holdings' riverboat casino at Buffington Harbor, Indiana (the "Indiana Riverboat"), prior to opening.

(i) To record the elimination of the fee resulting from the termination of the Taj Services Agreement.

(j) To reflect the estimated reduction of identifiable costs resulting from the consolidation of departments and the reduction of personnel. Management believes that within two years annual cost savings from the Taj Merger Transaction and the Acquisition would total $18,000 to $20,000 and $6,000 to $10,000, respectively.

(k) To record the additional depreciation expense resulting from the allocation of the purchase price of the Taj Merger Transaction ($189,114) to property and equipment. Amounts allocated to land ($9,456) and building ($179,658) on a pro rata basis and are being depreciated over the remaining life of the building (35 years).

(l) To record interest expense on amounts obtained under the equipment and vessel financing line in connection with the Indiana Riverboat. To date, THCR Holdings has obtained a commitment for $17,000, has signed a letter of intent for an equipment lease for $14,200 and has obtained advances of $9,750 at a rate of 10.5%. Although THCR Holdings expects to borrow an additional $15,000, no assurances can be given that such financing will be available.

(m) To record adjustments to historical interest expense to give effect to the Taj Merger Transaction.

(n) To give effect to the termination of the lease of the hotel adjacent to the main tower of the Trump Plaza Hotel and Casino and the $3,120 of associated annual expense.

(o)   To eliminate income tax benefits.

(p) To record the additional depreciation expense resulting from the allocation of the purchase price of the Acquisition ($183,014) to property and equipment (see (a) above). Amounts are being allocated to land ($35,871) and building ($147,143) on a pro rata basis and are being depreciated over the remaining life of the building (30 years).


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

(c) EXHIBITS

2.1* Agreement, dated as of June 24, 1996, as amended, by and among Trump Hotels & Casino Resorts, Inc. Trump Hotels & Casino Resorts Holdings, L.P., Trump Casinos II, Inc. (formerly known as TC/GP, Inc.), Trump's Castle Hotel & Casino, Inc. and Donald J. Trump.

----------

* Incorporated herein by reference to Annex A to the Proxy Statement of Trump Hotels & Casino Resorts, Inc. on Schedule 14A, previously filed with the Securities and Exchange Commission on August 29, 1996.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                               TRUMP HOTELS & CASINO RESORTS
                               HOLDINGS, L.P.


                               By: Trump Hotels & Casino Resorts, Inc.
                                     its general partner

October 22, 1996

                                     /s/ JOHN P. BURKE
                               ------------------------------------------------
                                     By: John P. Burke
                                  Title: Senior Vice President of Corporate
                                           Finance and Corporate Treasurer





                               TRUMP HOTELS & CASINO RESORTS
                               FUNDING, INC.


October 22, 1996
                                     /s/ JOHN P. BURKE
                               ------------------------------------------------
                                     By: John P. Burke
                                  Title: Senior Vice President of Corporate
                                           Finance and Corporate Treasurer


                                       30